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                                                                    EXHIBIT 10.1

     AGREEMENT setting forth the terms and conditions upon which TPG CAPITAL CORPORATION ("TPG") is engaged by INTERNATIONAL FUEL TECHNOLOGIES, INC. together with any successors (collectively "International Fuel") to effect transactions ("the Transactions") intended to combine International Fuel with a United States reporting company and for related matters.

10 Services Provided.

     Following its engagement, TPG and its affiliates will:

     1.1. Advise International Fuel on the structure of the Transactions and actions to be taken by International Fuel in preparation for the completion of the Transactions;

     1.2. Combine International Fuel with an existing United States corporation ("the Business Combination") which is a reporting company under (S) 12(g) of the Securities Exchange Act of 1934, as amended.

     1.3. Prepare, assist in preparing or review the agreement for the Business Combination ("Business Combination Agreement");

     1.4. Prepare and file with the Securities and Exchange Commission a Form 8-K describing the Business Combination with the Company ("the Company" hereinafter shall mean International Fuel following the Business Combination, unless the context requires otherwise);

     1.5. Take any other actions reasonably required of it to complete the Transactions as contemplated by this Agreement.

20 Business Combination.

     TPG will provide, at its expense, a United States corporation with audited financial statements showing no material assets or liabilities which is a reporting company under (S) 12(g) of the Securities Exchange Act of 1934 ("the 1934 Act"), and is current in its reporting requirements under Section 13 of the 1934 Act.

30 Payments.

     3.1. In full satisfaction for the services of TPG Capital and its affiliates in regard to the Transactions, International Fuel will make the payments to TPG Capital described herein. All payments hereunder will be deemed accrued when paid and are non-refundable.

     3.2. On execution this agreement, International Fuel will deposit $100,000 with the Exchange Agent named in the Business Combination Agreement. The Exchange Agent shall pay $50,000 to TPG Capital upon the Closing of the Business Combination and $50,000 on the filing of a Form 8-K reporting the Business Combination.



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     3.3.  International Fuel will deposit with an escrow agent satisfactory to
the parties       shares of its common stock issued under Rule 504 of Regulation
D in the name of the shareholder of the United States corporation, without restrictive legend, to be exchanged for the shares of the United States corporation as part of the Business Combination in the manner described herein.

     3.4. Thirty days following the Closing of the Business Combination the selected escrow agent will distribute to the former shareholder of the United States corporation a number of escrowed shares then equal to $100,000 in value based upon the prior 5-day average closing bid price on the NASD OTC Bulletin Board of common stock of International Fuel. Each thirty days thereafter the escrow agent shall make an identical distribution of the Rule 504 shares until the total value of such distributions shall equal $500,000.

     3.5. In the event that there are any escrowed Rule 504 shares remaining following such distributions, such shares shall be returned to the Company or shall be otherwise distributed according to its instructions. If the number of escrowed Rule 504 shares is not sufficient to satisfy the value of the total distributions to be made hereunder, the Company shall issue additional shares under Rule 506 of Regulation D to satisfy any such shortfall. For the purpose of such issuance the value of the Rule 506 shares will be determined in the same manner as the value of the Rule 504 shares.

40 Expenses.

     4.1. TPG will bear its expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication costs, and postage.

     4.2. International Fuel will pay its own and third-party expenses (other than those of TPG) including, without limitation, Federal, state and Nasdaq filing fees, underwriting and market making costs, corporate financial relations, accounting fees, duplicating costs and other expenses of the Company. TPG will not incur any expenses on behalf of the Company unless permitted by it to do so in writing.

50 Agreement to Complete Transactions.

     5.1. International Fuel agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for International Fuel; obtaining consents of the Board of Directors and the shareholders of International Fuel, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making timely and fully all required payments related to the registration and listing of the Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

     5.2. In the event that at any time International Fuel determines not to continue with the Transactions TPG hereby grants to International Fuel the right to buyout the interest of TPG in this agreement on the terms contained herein, in which case TPG agrees not to seek specific enforcement



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Agreement for Business Combination   Page Number 3
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of this agreement. In the event that International Fuel elects not to continue with the Transactions (or if International Fuel does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) TPG will be entitled to (i) retain the securities in International Fuel acquired or to be acquired by TPG or its affiliates under this agreement as though the Business Combination had occurred and (ii) receive in full all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred provided, however, that International Fuel will not be obligated to make any payment under this paragraph if the failure to complete the Transactions is due to any actions or failure to act by TPG or its affiliates. Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

     5.3. TPG represents and warrants that it will timely take all steps reasonable and necessary to complete the Transactions and to cause the securities of the Company to trade in the United States secondary market. Toward such end, and without limitation on the duties of TPG provided herein, TPG agrees at any time that it appears to TPG that it will better contribute to the completion of the Transactions and the commencement of trading of the Company's securities TPG will, without any further charge, provide for the preparation, filing and effectiveness of a registration statement on Form SB-2 (or other appropriate form) covering such of its securities as are designated by the Company as well as the securities owned by TPG.

60 Performance of Services by Others.

     From time to time, the achievement of certain results desired by the Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties. These parties may include consultants, advertising agencies, financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Company's securities. All compensation, costs and expenses of such parties, if engaged by the Company, will be borne by it.

70 Actions and Understandings following the Business Combination.

     7.1. International Fuel understands the obligations and responsibilities that will arise in regard to its becoming a reporting company and the trading of its securities in the public market. International Fuel understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community. This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

     7.2. International Fuel understands that the completion of the Transactions will not, in itself, result in capital investment in the Company. The public status of the Company and its introduction to market makers and others in the financial community may result in investment interest. However,



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investment interest will depend upon the success of the Company, market conditions and other factors over which neither TPG nor its affiliates have any control.

     7.3. International Fuel understands that the ultimate judgement of the financial community of the investment merits of the Company will depend upon the Company's ability to successfully carry out its business plans and operations, to operate at a proft and similar business considerations. International Fuel represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

     7.4. During the Transactions and so long as TPG or an affiliate is a shareholder of the Company, it will provide TPG continuing and reasonable access as requested to all information concerning the Company's operations, past, current and intended, including, without limitation, full access to the financial records of the Company.

80 Compliance with Securities Law.

     Now and following the Business Combination, as applicable, International Fuel represents and warrants that:

     8.1. International Fuel and its affiliates will at all times observe and comply with Federal and State securities laws, rules and regulations incident to the issuance and trading of the securities of the Company and will take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with International Fuel, from engaging in any transactions in contravention of such laws, rules and regulations.

     8.2. International Fuel and its affiliates will furnish all information and documents concerning it and its affiliates required for the preparation and filing of a Form 8-K by the Company and will assure that such information is complete and accurate and does not contain any material misstatement or omit any material information. Toward that end, International Fuel and its affiliates will timely provide all requested information and documents, including officers' and directors' questionnaires.

     8.3. International Fuel and its affiliates will not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Company and will take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

     8.4. The Company will not at any time issue securities registered on Form S-8 or issued pursuant to Regulation S of the General Rules and Regulations of the Securities and Exchange Commission without (i) prior written notification to TPG and (ii) a written opinion of qualified counsel that neither the issuance nor intended use of such securities will violate any law, rule, or regulation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

     8.5. The Company will not issue any securities to any person for the promotion or maintenance of a trading market in the Company's securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities laws, rules and regulations and
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Agreement for Business Combination   Page Number 5
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will not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise resulting from the sale or pledge of such securities.

     8.6. For not less than 36 months following execution of this agreement, the Company will timely make all required Federal, state and other filings necessary to allow the public trading of the Company's securities and, if the Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, will take all actions necessary to maintain such status for the Company's securities.

     8.7. For so long as TPG or its designee is an owner of any of the securities to be received by it under this agreement, TPG shall have the right to enforce the provisions of this paragraph.

90 Notices.

     Any notices required or permitted under this agreement shall be deemed to have been given when delivered in writing by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

     In the case of International Fuel to

     International Fuel Technologies, Inc.
     7777 Bonhomme Avenue
     Suite 1920
     Clayton, Missouri 63105

     In the case of TPG to

     TPG Capital Corporation
     1504 R Street N.W.
     Washington, D.C. 20009

100 Arbitration.

     10.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

     10.2. Consent to Jurisdiction, Situs and Judgement. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and of any action for injunctive or other equitable relief) within the District of Columbia. Any

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award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

     10.3. Applicable Law. The law applicable to the arbitration and this agreement shall be that of the District of Columbia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

     10.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

     10.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

     10.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

     10.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

     10.8. Covenant not to Sue. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

     10.9. Intention. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief, This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

     10.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

110 Assignment.

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     In order to better carry out the Transactions, TPG may assign all or parts of this agreement provided that the assignee agrees to all the terms and conditions of this agreement pertaining to such assignment. An assignment will not relieve TPG of any of its obligations under this agreement.

120 Confidentiality.

     As a result of entering into this agreement International Fuel will have access to information which TPG regards as confidential and proprietary regarding TPG's methods of carrying out the Transactions (collectively the "Business of TPG"). International Fuel agrees that it will not, except as reasonably required pursuant to this Agreement, use itself, or divulge, furnish, or make accessible to any person any knowledge, knowhow, techniques, or information with respect to TPG or the Business of TPG without the prior written agreement of TPG.

130 Termination.

     TPG may terminate this agreement, without further obligation or liability, at anytime (i) that TPG has a reasonable basis to believe that any aspect of the transactions covered by this agreement would constitute a fraud or deception on the market or (ii) that the Company fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, TPG will be entitled to retain all payments to it made or accrued prior to such termination.

140 Miscellaneous.

     14.1. Covenant of Further Assurances. The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

     14.2. Scope of Agreement. This agreement constitutes the entire understanding of the parties. No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise. This agreement may not be changed or amended orally.

     14.3. Currency. All references to currency in this agreement are to United States Dollars.

     14.4. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.


150 EFFECTIVE DATE.

The effective: date of this agreement is October 28, 1999.

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     IN WITNESS WHEREOF, the parties have approved and executed this agreement.


TPG CAPITAL CORPORATION

  /s/ James M. Cassidy
--------------------------------
President


CLIENT CORPORATION

  /s/ Jonathon R. Burst
--------------------------------
President

                                       8
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            Warranties by Officers, Directors and Other Affiliates

     Each of the undersigned officers, directors and other affiliates of International Fuel agree that they have read this agreement and that they (i) will not violate any of the provision of this agreement relating to compliance with securities laws, rules and regulations (ii) will not violate any provision of this agreement relating to confidentiality of the business of TPG and (iii) consent to be governed by the provisions of this agreement relating to arbitration in the case of any claims arising from their warranties herein.

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